Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment to Credit Agreement,” or this “Amendment”) is entered into effective as of January 30, 2013, among ALPHA SHALE RESOURCES, LP, a Delaware limited partnership (“Borrower”), and WELLS FARGO BANK, N.A., as Administrative Agent and Issuing Bank (the “Administrative Agent”), and the financial institutions executing this Amendment as Lenders.

R E C I T A L S

A. Borrower, the financial institutions signing as Lenders and Administrative Agent are parties to a Credit Agreement dated as of September 7, 2012 (the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means January 30, 2013.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations, agreements and waivers of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. First Amendment to Credit Agreement. This Amendment shall be in full force and effect.

B. Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

C. Representations and Warranties. All representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.

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3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

(a) Section 8.01(e) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of each Reserve Report hereunder, and, if applicable, any delivery of updated volumetric production data submitted pursuant to Section 9.15 (b)(2), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto (other than Loan Documents) not listed on Schedule 7.20, any margin required or supplied under any credit support document, the counterparty to each such agreement, and the computation of notional volumes of crude oil and natural gas which reflect compliance with the 80% ceiling of reasonably anticipated projected production from proved developed producing reserves set forth in Section 9.15(b) in sufficient detail to enable the Administrative Agent to confirm such compliance.”

(b) Section 9.15 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Section 9.15 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into or maintain any Swap Agreements with any Person other than:

(a) Swap Agreements with an Approved Counterparty constituting puts or floors with respect to which neither the Borrower nor any Subsidiary has any payment obligation other than fixed premiums or other fixed charges;

(b) any Swap Agreement with an Approved Counterparty for prices or basis differentials with respect to crude oil and natural gas, the notional volumes of which (when aggregated with other commodity Swap Agreements then in effect other than put or floor options described in subsection (a), but without double-counting for price swaps and basis swaps) do not exceed, at any time 80% of the reasonably anticipated projected production from proved developed producing reserves of the Borrower and its Subsidiaries for each month during the next following four-year period based upon either of the following as determined by the Administrative Agent in the exercise of its sole discretion:

(1) the most recent Reserve Report delivered to the Administrative Agent; or

(2) updated volumetric production data which is acceptable to the Administrative Agent in its sole discretion (including volumes from temporarily shut-in wells with historical production data and only shut-in due to offset drilling or fracturing on the same pad; provided that

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(x) the shut-in wells can reasonably be expected to be classified as “proved developed producing” again by the time such Swap Agreement including them become effective, (y) the volumes from such temporarily shut-in wells do not account for more than 20% of the total “proved developed producing” volumes to be hedged, and (z) the inclusion of volumes from such temporarily shut-in wells as “proved developed producing” will only be allowed by the Administrative Agent in the exercise of its discretion); and

(c) Swap Agreements with an Approved Counterparty with respect to interest rates, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money.”

4. Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, are requalified by reference to materiality shall be true and correct without regard to such materiality standard) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such materiality standard, as applicable) as of such earlier date.

5. No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

6. Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent [, L/C Issuer] and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Original Credit Agreement.

7. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

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8. Confirmation of Security. Borrower hereby confirms and agrees that all of the deeds of trust, security agreements and other security instruments which presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

10. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Original Credit Agreement captioned “GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS” are incorporated herein by reference for all purposes.

11. Entirety, Etc. This Amendment and the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER ALPHA SHALE RESOURCES, LP By: Alpha Shale Holdings, LLC, its general partner

By:	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Financial Officer

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ADMINISTRATIVE AGENT WELLS FARGO BANK, N.A., as Administrative Agent

By:	/s/ Matt Coleman
Name: Matt Coleman Title: Vice President

LENDERS WELLS FARGO BANK, N.A.

By:	/s/ Matt Coleman
Name: Matt Coleman Title: Vice President

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